UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	November 3, 2006
(Date of earliest event reported):	October 31, 2006

Commission File No. 1-5828

CARPENTER TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	23-0458500
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
P.O. Box 14662 Reading Pennsylvania	19612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 610-208-2000

Former name or former address, if changed since last Report: N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 - Material Contracts

1.    Effective November 1, 2006, Ms. Anne Stevens became Carpenter’s Chairman of the Board of Directors, President and Chief Executive Officer.  Set forth below is a summary of the material terms of Ms. Stevens compensation package:

A.	Base Salary	$850,000

B.

Cash bonus opportunity based upon percentage of base salary after achieving financial targets related to corporate return on net assets (RONA) and earnings per share for FY 2007 at threshold/target/maximum levels

		50%/100%/200%

C.	Restricted stock bonus opportunity after achieving financial targets related to RONA for FY 2007 at threshold/target/maximum levels	5,250/10,500/21,000 shares

D.	Restricted stock grant vesting in full on October 31, 2009 provided employment continues through such date	10,000 shares

Ms. Stevens is entitled to the following severance package upon her separation of employment by the Company other than for cause or by her resignation for good reason:

i.	One year of base salary and insurance benefits.
ii.	After one year of employment, her time-vested restricted stock grant will vest on a pro-rata basis plus stock that would vest within 12 months after her separation date

Ms. Stevens is entitled to a Special Severance Agreement in the form previously entered into with other executive officers of the Company providing that, upon termination of her employment after a change in control, she would receive a severance package equal to three times her then current salary and target bonus.

Upon termination of Ms. Stevens employment for any reason, she will be restricted for a period of two years from competing with the Company, soliciting its employees or making any disparaging remarks about Carpenter.

2.     In connection with Dr. J. Michael Fitzpatrick leaving the employment of the Company as of October 31, 2006, Dr. Fitzpatrick will receive the following severance benefits:

A.	Lump sum payment of one year’s salary of $500,000
B.	Lump sum payment of $133,333 as a pro-rata share of his target bonus for fiscal year 2007
C.	Immediate vesting of 7,250 shares of restricted stock
D.	The severance package is subject to an agreement containing restrictions against, competing with the Company, soliciting its employees and making disparaging remarks against Carpenter.

Item 5.02 - Departure of Directors or Principal Officers; Appointment of Principal Officers

On October 31, 2006, Mr. Robert J. Torcolini and Dr. J. Michael Fitzpatrick resigned as directors of the company.

Effective on November 1, 2006, in conjunction with beginning her employment with Carpenter, Ms. Anne Stevens was appointed a director on the Board of the company and has been elected as Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 3, 2006	CARPENTER TECHNOLOGY CORPORATION By: _/s/ David A. Christiansen________________ David A. Christiansen Vice President, General Counsel and Secretary

4